UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2013 (April 8, 2013)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York, 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

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Delcath Systems, Inc. (the “Company”) announced that Jennifer Simpson, PhD, M.S.N., C.R.N.P., has been appointed to the newly created position of Executive Vice President, Global Head of Business Operations. Dr. Simpson joined the Company in March 2012 as the Company’s Executive Vice President, Global Marketing.

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The Company’s Executive Vice President, Global Sales, Agustin Gago, has left the employment of the Company, effective April 8, 2013. It is anticipated that Mr. Gago will receive certain severance payments, and will continue to serve as a consultant to the Company.

On April 8, 2013, the Company issued a press release announcing Dr. Simpson’s promotion to Executive Vice President, Global Head of Business Operations and the elimination of the positions of Executive Vice President, Global Sales and Executive Vice President, Business Development, a copy of which release is filed as Exhibit 99.1 to this Form 8-K and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: April 11, 2013	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Delcath Systems, Inc., dated April 8, 2013